                                                                 EXHIBIT 12.1

                 INTERNATIONAL COMFORT PRODUCTS CORPORATION

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 (in Millions of U.S. Dollars, Except Ratios)


                            ---------------   --------------------------------
                             Three Months
                            Ended March 31,        Year Ended December 31,
                            ---------------   --------------------------------
                             1997     1998     1994     1995     1996    1997
EARNINGS:
  Income (loss) before
    income taxes            $ 1.4    $ 3.5    $ (5.5)  $ (68.4) $ 11.6  $ 22.0
  Add:
    Interest expense          4.7      4.5      20.2      21.7    19.4    18.2
    Amortization of debt
      issuance costs          0.3      0.3       1.7       1.3     1.8     1.3
    Write-off of debt
      issuance costs           -        -        1.2       2.1     0.6      -
    Rental expense
      representative
      of interest(a)          0.3      0.3       2.6       2.3     2.0     1.3
                             ----     ----      ----     -----   -----   -----
    Total Earnings          $ 6.7    $ 8.6    $ 20.2   $ (41.0) $ 35.4  $ 42.8
                             ====     ====      ====     =====   =====   =====

FIXED CHARGES
    Interest expense          4.7      4.5      20.2      21.7    19.4    18.2
    Amortization of debt
      issuance costs          0.3      0.3       1.7       1.3     1.8     1.3
    Write-off of debt
      issuance costs           -        -        1.2       2.1     0.6      -
    Rental expense
      representative
      of interest(a)          0.3      0.3       2.6       2.3     2.0     1.3
                             ----     ----      ----     -----   -----   -----
  Total Fixed Charges       $ 5.3    $ 5.1    $ 25.7   $  27.4  $ 23.8  $ 20.8
                             ====     ====      ====     =====   =====   =====

Ratio of Earnings to
  Fixed Charges              1.26     1.68      0.79     (1.50)   1.49    2.06


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(a)  The amounts shown above for rental expense represent that portion of rental expense deemed by the Company to be representative of interest.